Exhibit 99

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          Solely for the purpose of complying with 18 U.S.C. §1350, each of the undersigned hereby certifies in his or her capacity as an officer of Manatron, Inc. (the "Company") that the Annual Report on Form 11-K of the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan (the "Plan") for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Plan at the end of such period and the results of operations of the Plan for such period.

          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	June 23, 2003	/s/ Paul R. Sylvester
Paul R. Sylvester President and Chief Executive Officer and Member of the Administrative Committee of the Manatron, Inc. Salary Deferral and Employee Stock Option Plan

/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer